UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2013

Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On March 13, 2013, Cole Credit Property Trust II, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing a potential indirect change in control of the Company’s advisor and of the Company’s property manager. On April 5, 2013, Cole Credit Property Trust III, Inc. (“CCPT III”) acquired Cole Holdings Corporation (“Cole Holdings”) pursuant to a transaction whereby Cole Holdings merged with and into CREInvestments, LLC (“CREI”), a wholly-owned subsidiary of CCPT III (the “Merger”). Prior to the Merger, Cole Holdings was wholly owned by Mr. Christopher H. Cole, the Company’s chairman of the board, chief executive officer and president. Cole Holdings was also an affiliate of the Company’s sponsor, the parent company and indirect owner of the Company’s advisor, and was the indirect owner of the Company’s property manager. As a result of the Merger, the Company’s advisor and property manager are wholly-owned by CREI. Despite the indirect change in control of the Company’s advisor and property manager, the Company expects that the advisory and property management services the Company receives will continue without any Merger-related changes in personnel or service procedures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 16, 2013	COLE CREDIT PROPERTY TRUST II, INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Vice President of Accounting
Principal Accounting Officer

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